Exhibit 10.1

Execution Version

FIRST AMENDMENT

TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

among

HIGHPOINT OPERATING CORPORATION,
as Borrower,

HIGHPOINT RESOURCES CORPORATION,
as Holdings,

THE GUARANTORS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

THE LENDERS PARTY HERETO

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) executed effective as of May 21, 2020 is among HIGHPOINT OPERATING CORPORATION, a corporation duly formed and existing under the laws of the State of Delaware, as borrower (the “Borrower”), HIGHPOINT RESOURCES CORPORATION, a corporation duly formed and existing under the laws of the State of Delaware, as holdings (“Holdings”), the Guarantors party hereto, the Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.The Borrower, Holdings, the Administrative Agent and the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement dated as of September 14, 2018 (as amended to date, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment and as the same may be further amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.The Borrower has requested and the Administrative Agent and the undersigned Lenders have agreed, subject to the terms and conditions contained in this Amendment, to amend certain provisions of the Existing Credit Agreement, such amendments to be effective as of the Amendment Effective Date.

C.NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all section and article references in this Amendment refer to sections of the Existing Credit Agreement.

Section 2.Amendments to Existing Credit Agreement.

2.1Amendment to Section 1.02.

(a)Section 1.02 is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“Ancillary Documentation” has the meaning assigned to it in Section 12.06(d).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Consolidated Cash Balance” means, at any time, (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and its Consolidated Subsidiaries less (b) the sum of: (i) amounts for which the Borrower and its Consolidated Subsidiaries have issued checks or have initiated wires or ACH transfers but have not yet been subtracted from the balance in the relevant account of the Borrower and its Consolidated Subsidiaries, plus (ii) amounts not to exceed $5,000,000 in the aggregate for which the Borrower or any of its Consolidated Subsidiaries, in their respective good faith discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days, plus (iii) while and to the extent refundable, any cash or cash equivalents of the Borrower and its Consolidated Subsidiaries constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 12.21.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“First Amendment Effective Date” means May 21, 2020.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 12.21.

“Supported QFC” has the meaning assigned to it in Section 12.21.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 12.21.

(b)Section 1.02 is hereby amended by deleting and replacing the following defined terms in the appropriate alphabetical order:

“Aggregate Elected Commitment Amounts” at any time shall equal the lesser of (a) the Facility Amount and (b) the sum of the Elected Commitment Amounts, as the same may be increased, reduced or terminated pursuant to Section 2.06. As of the First Amendment Effective Date, the Aggregate Elected Commitment Amount is reduced to three hundred million dollars ($300,000,000).

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan or the Commitment Fee Rate, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Percentage	< 25%	> 25% < 50%	> 50% < 75%	> 75% < 90%	> 90%
ABR Loans	1.50%	1.75%	2.00%	2.25%	2.50%
Eurodollar Loans	2.50%	2.75%	3.00%	3.25%	3.50%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the applicable grid when the applicable Borrowing Base Utilization Percentage is at its highest level; provided further that the Applicable Margin shall revert to the then applicable Applicable Margin upon the Borrower’s delivery of such Reserve Report.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus, without duplication, the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (a) income or franchise taxes paid or accrued; (b) interest expense; (c) amortization, depletion and depreciation expense; (d) any non-cash losses or charges resulting from the application of ASC Topic 815, formerly FAS 133, ASC Topic 410, formerly FAS 143 or ASC Topic 360, formerly FAS 144; (e) oil and gas exploration and abandonment expenses (including all drilling, completion, geological and geophysical costs); (f) losses from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business) and other extraordinary or non-recurring losses; (g) cash payments made during such period as a result of the early termination of any Swap Agreement (giving effect to any netting agreements); (h) stock based compensation resulting from application of ASC Topic 718 and 505-50, formerly FAS 123R; and (i) other non-cash similar charges (excluding accruals for cash expenses made in the ordinary course of business); minus; (j) to the extent included in the Consolidated Net Income for such period, the sum of (i) any non-cash gains resulting from the application of ASC Topic 815, formerly FAS 133, ASC Topic 410, formerly FAS 143 or ASC Topic 360, formerly FAS 144 and (ii) gains from sales or other dispositions of assets (other than (A) gains from sales or other dispositions of Hydrocarbons produced in the ordinary course of business and (B) gains realized from the entry into an offsetting position in respect of or termination of any Swap Agreement for the purpose of reducing hedged volumes as required by this Agreement to the extent such gains are amortized over the period during which the original or terminated Swap Agreement would have been settled), and (k) to the extent excluded from the calculation of Consolidated Net Income for such period, cash payments under a ship or pay contract incurred by the Borrower or any Restricted Subsidiary in respect of unused volumetric obligations, firm transportation rights or reserved capacity.

2.2Amendment to Article I. Article I is hereby amended by inserting the following as new Section 1.09:

“Section 1.09. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.”

2.3Amendment to Section 3.04(c). Section 3.04(c) of is hereby amended by inserting the following as new subsection 3.04(c)(iv) and renumbering Section 3.04(c)(iv), Section 3.04(c)(v) and Section 3.04(c)(vi) as Section 3.04(c)(v), Section 3.04(c)(vi) and Section 3.04(c)(vii) respectively:

“(iv) If, at the end of any Friday (or, if such day is not a Business Day, then as of the end of the next Business Day), the Consolidated Cash Balance exceeds thirty-five million dollars ($35,000,000), then the Borrower shall, on the next Business Day, prepay the Borrowings in an aggregate principal amount equal to such excess.”

2.4Amendments to Section 6.02. Section 6.02 is hereby amended by adding the following as new subsections 6.02(f) and 6.02(g):

“(f) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the difference of the total Commitments minus the total Revolving Credit Exposures shall be greater than or equal to fifty million dollars ($50,000,000); provided that, for any such Borrowing or issuance, amendment, renewal or extension of a Letter of Credit, as applicable, occurring prior to the first Redetermination Date occurring after the First Amendment Effective Date, this Section 6.02(f) may not be waived or modified without the consent of each Lender (other than Defaulting Lenders); provided further, for any such Borrowing or issuance, amendment, renewal or extension of a Letter of Credit, as applicable, occurring on or after the first Redetermination Date occurring after the First Amendment Effective Date, the Super-Majority Lenders may agree to waive the requirements of this Section 6.02(f) with respect to such Borrowing or issuance, amendment, renewal or extension of a Letter of Credit.”

“(g) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Consolidated Cash Balance shall not exceed thirty-five million dollars ($35,000,000).”

2.5Amendments to Section 8.13. (a) Section 8.13(c) is hereby amended by deleting the second instance of “85%” therein and replacing such instance with “percentage” and (b) Section 8.13 is hereby amended by deleting each instance of “85%” therein (other than the second instance of “85%” in Section 8.13(c)) and replacing each such instance with “(i) prior to the date that is forty-five (45) days after the First Amendment Effective Date, 85% and (ii) on and after the date that is forty-five (45) days after the First Amendment Effective Date, 90%””.

2.6Amendments to Article VIII. Article VIII is hereby amended by adding the following as a new Section 8.19 at the end thereof:

“Section 8.19 Additional Mortgage Requirements. Without duplication of the Borrower’s obligations under Section 8.14(a), in connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least (i) prior to the date that is forty-five (45) days after the First Amendment Effective Date, 85% and (ii) on and after the date that is forty-five (45) days after the First Amendment Effective Date, 90% of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least (i) prior to the date that is forty-five (45) days after the First Amendment Effective Date, 85% and (ii) on and after the date that is forty-five (45) days after the First Amendment Effective Date, 90% of such total value, then the Borrower shall, and shall cause its Restricted Subsidiaries to, promptly, but in any event no later than 60 days after the date such Reserve Report is delivered to the Administrative Agent, grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least (i) prior to the date that is forty-five (45) days after the First Amendment Effective Date, 85% and (ii) on and after the date that is forty-five (45) days after the First Amendment Effective Date, 90% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b). It is understood that the obligation to pledge and provide first priority perfected Liens on only (i) prior to the date that is forty-five (45) days after the First Amendment Effective Date, 85% and (ii) on and after the date that is forty-five (45) days after the First Amendment

Effective Date, 90% (rather than 100%) of the total value of the proved Oil and Gas Properties is a matter of administrative convenience only and it is the intention of the parties that the Administrative Agent benefit from an all assets pledge of the Loan Parties’ Properties; accordingly the percentage of the total value of the proved Oil and Gas Properties pledged to the Administrative Agent for the benefit of the Secured Parties may be up to 100% at any time.”

2.7Amendment to Section 9.12. Section 9.12 is hereby amended by inserting “(including pursuant to a division)” immediately after the first instance of “transfer” therein.

2.8Amendment to Section 12.06. Section 12.06 is hereby amended by changing the section heading thereof to “Counterparts; Integration; Effectiveness; Electronic Execution” and adding the following as Section 12.06(d):

“(d) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Indemnitee for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.”

2.9Amendment to Article XII. Article XII is hereby amended by inserting the following as Section 12.21

“Section 12.21. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

2.10Amendment to Annex I. Annex I of the Existing Credit Agreement is hereby amended by deleting such Annex in its entirety and replacing it with Annex I attached hereto.

Section 3.Borrowing Base. For the period from and including the Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to Three Hundred Million Dollars ($300,000,000). Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Sections 2.07(e), 8.12(b), 8.13(c), 9.12 and 9.19.

Section 4.Conditions Precedent. This Amendment shall not become effective until the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1The Administrative Agent shall have received from each of the Borrower, Holdings, the Guarantors and Lenders constituting the Super-Majority Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Person (which may include Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).

4.2The Administrative Agent shall have (a) received from the Borrower evidence that the Mortgaged Properties represent at least 85% of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report or (b) received supplemental mortgages or mortgage amendments or supplements sufficient for the Mortgaged Properties to represent at least 85% of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report.

4.3The Administrative Agent and the Lenders shall have received all amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement or hereunder.

4.4To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower, the Administrative Agent shall have received such Beneficial Ownership Certification at least three days prior to the Effective Date.

4.5No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.

4.6The representations and warranties of the Borrower and the Guarantors set forth in the respective Loan Documents to which such Persons are party shall be true and correct in all material respects (or, to the extent any such representations and warranties are qualified by reference to materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects) on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or, to the extent any such representations and warranties are qualified by reference to materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects) as of such specified earlier date.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective, and shall deliver written notice of the Amendment Effective Date to Borrower, when the Administrative Agent has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted by the Existing Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Existing Credit Agreement for all purposes.

Section 5.Miscellaneous.

5.1Confirmation. The provisions of the Existing Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment. For the avoidance of doubt, this Amendment is a Loan Document.

5.2Ratification and Affirmation; Representations and Warranties. Each of the Borrower, Holdings and each Guarantor hereby (a)(a) acknowledges the terms of this Amendment; (b)(b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein, and, in particular, affirms that, after giving effect to this Amendment, the terms of the Security Instruments secure, and will continue to secure, its obligations thereunder; and (c)(c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (or, to the extent any such representations and warranties are qualified by reference to materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or, to the extent any such representations and warranties are qualified by reference to materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

5.3Release. The Borrower and each Guarantor, in consideration of the Administrative Agent’s and the undersigned Lenders’ execution and delivery of this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract, in tort, in law or in equity, whether known or unknown, direct or derivative, which the Borrower, Holdings, any other Guarantor or any predecessor, successor or assign might otherwise have or may have against the Administrative Agent, the Lenders, their present or former subsidiaries and affiliates or any of the foregoing’s officers, directors, employees, attorneys or other representatives or agents on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Amendment Effective Date relating to the Loan Documents, this Amendment and/or the transactions contemplated thereby or hereby. The foregoing release shall survive the termination of this Amendment.
5.4Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.5NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6GOVERNING LAW. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.7Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

BORROWER:	HIGHPOINT OPERATING CORPORATION

By:
Name:
Title:

HOLDINGS:	HIGHPOINT RESOURCES CORPORATION

By:
Name:
Title:

OTHER GUARANTORS:	FIFTH POCKET PRODUCTION, LLC

By:
Name:
Title:

Signature Page to First Amendment

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Signature Page to First Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Signature Page to First Amendment

Annex I

List of Elected Commitment Amounts

Name of Lender	Title	Elected Commitment Amounts	%
J.P. Morgan Chase Bank, N.A.	Administrative Agent	$36,000,000.00	12.0%
The Bank of Nova Scotia, Houston Branch	Co-Syndication Agent	$30,000,000.00	10.0%
Wells Fargo Bank, N.A.	Co-Syndication Agent	$30,000,000.00	10.0%
Bank of Montreal	Co-Documentation Agent	$30,000,000.00	10.0%
U.S. Bank National Association	Co-Documentation Agent	$30,000,000.00	10.0%
Bank of America, N.A.		$30,000,000.00	10.0%
Citibank, N.A.		$30,000,000.00	10.0%
Comerica Bank		$21,000,000.00	7.0%
BOKF, NA d/b/a Bank of Oklahoma		$21,000,000.00	7.0%
Canadian Imperial Bank of Commerce, New York Branch		$21,000,000.00	7.0%
KeyBank National Association		$21,000,000.00	7.0%
TOTAL		$300,000,000.00	100.0%
Annex I to First Amendment